EXHIBT 77Q1(e)


Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Management LLC

As of December 14, 2009, April 6, 2010 and September
___, 2013


Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

International Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI
Institutional International Trust International
Equity Fund and the average daily value of the Assets of any other international equity SEI mutual fund or account (each an International Equity Fund, collectively the International Equity Funds) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.
Each International Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International Equity Funds managed by Sub-Adviser
(as set forth below).
[REDACTED] per annum of the average daily value of the Assets on the first $250 million
[REDACTED] per annum of the average daily value of the Assets over $250 million
As of the effective date of this Schedule B the International Equity Funds are as follows:
	SEI Institutional International Trust
International Equity Fund; and
	Canada EAFE Equity Fund

Emerging Markets Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI
Institutional International Trust Emerging Markets
Equity Fund and the average daily value of the Assets of any other emerging markets/global equity
SEI mutual fund or account (each an Emerging
Markets/ Global Equity Fund, collectively the
Emerging Markets/ Global Equity Funds) to which the
Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each
Emerging Markets/ Global Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Emerging Markets/ Global Equity Fund managed by
Sub-Adviser (as set forth below).
[REDACTED] per annum of the average daily value of the Assets on the first $100 million
[REDACTED] per annum of the average daily value of the Assets over $100 million
As of the effective date of this Schedule B the Emerging Markets/ Global Equity Funds are as follows:
	SEI Institutional Investments Trust Emerging
Markets Equity Fund;
	SEI Institutional International Emerging
Markets Equity Fund;
	Adviser Managed Trust Tactical Offensive
Equity Fund;
	SEI Global Master Fund PLC The SEI Emerging
Markets Equity Fund;
	(SEI Canada) Emerging Markets Equity Fund


Agreed and Accepted:


SEI Investments Management Corporation
Neuberger Berman Management LLC


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________





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